Exhibit 99.1

Important Notice Concerning Limitations on Trading in Great Plains Energy Common Stock

1. This notice is to inform you that activity in the Great Plains Energy 401(k) Savings Plan (the “Savings Plan”) and the KCP&L Greater Missouri Operations Company Retirement Investment Plan (the “Investment Plan”) will be closed temporarily to any transactions.  This closure, or “blackout period”, is being implemented in connection with the (i) merger of the Investment Plan with and into the Savings Plan, and (ii) transfer of the Savings Plan’s administration to a new service provider.

2.  The blackout period in the Savings Plan is currently expected to begin June 23, 2009 at 3:00 p.m. Central Time and end during the week of July 5, 2009.  The blackout period in the Investment Plan is currently expected to begin June 29, 2009 at 3:00 p.m. Central time and end during the week of July 5, 2009.  During these periods, participants will be unable to check their account balances, transfer or diversify their investments (including investments held within a self-directed brokerage account), or obtain loans, withdrawals or distributions.  The period beginning on June 23, 2009 at 3:00 p.m. Central Time and ending on the later to occur of the Savings Plan blackout period and the Investment Plan blackout period is referred to as the “Blackout Period”.

3.  Section 306 of the Sarbanes-Oxley Act of 2002 generally provides that if participants in a 401(k) or similar plan are unable to engage in transactions with respect to shares of the issuer held in the plan for a period of more than three business days, the directors and officers of the issuer are similarly prohibited from acquiring or disposing of shares of the issuer, to the extent their ownership of those shares is attributable to their service with the issuer.  Because the Plans include Great Plains Energy common stock as an investment option, and the Blackout Period is expected last for more than three business days, during the Blackout Period Great Plains Energy directors and executive officers will be generally prohibited from engaging in transactions involving Great Plains Energy common stock acquired in connection with their service to Great Plains Energy.

4.  Generally, during the Blackout Period, you are prohibited from directly or indirectly purchasing equity securities of Great Plains Energy and from selling or otherwise transferring any equity security of Great Plains Energy that you acquired in connection with your service as an executive officer or director.  “Equity securities” are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving your direct ownership of Great Plains Energy common stock, but include any transaction in which you have a pecuniary interest.

5. The prohibition covers securities acquired “in connection with service as a director or employment as an executive officer.” This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock grant) or as a direct or indirect inducement to employment or joining the Great Plains Energy Board of Directors. Securities acquired outside of an individual’s service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered. However, if you hold both covered shares and non-covered shares, any shares that you sell will be presumed to come first from the covered shares (and thus subject to the trading blackout period) unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

6. If you engage in a transaction that violates these trading blackout period rules, you can be required to disgorge your profits from the transaction and you could be subject to other penalties. The rules summarized above are complex and there are limited exemptions from the restrictions described in this notice.

7.  During the week of July 5, 2009 you may obtain, without charge, information as to whether the Blackout Period has ended by contacting Mark G. English, Assistant General Counsel and Assistant Secretary, by telephone at (816) 556-2200 or in writing at Great Plains Energy, 1201 Walnut, Kansas City, MO 64106.